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Exhibit 4.3

FIRST SUPPLEMENTAL
TRUST INDENTURE
TWG INTERNATIONAL U.S. CORPORATION, ISSUER

        This First Supplemental Trust Indenture, dated as of October 29, 1998 (this "Supplemental Indenture"), is made by and between the TWG International U.S. Corporation(together with any successor to its rights, duties and obligations hereunder, the "Issuer"), and U.S. Trust Company of Texas, N.A. (together with any successor trustee hereunder, the "Trustee"), a national banking association having corporate trust offices located in Dallas, Texas.

        WHEREAS, the Issuer and the Trustee have heretofore executed and delivered that certain Trust Indenture dated as of March 31, 1998 (the "Finance Indenture"), and the Issuer has issued its 12% Senior Secured Note Due March 17, 2005 (the "Finance Note") thereunder; and

        WHEREAS, Trans World Gaming Corp., TWG Finance Corp., the Issuer and the Trustee have executed that certain Indenture dated as of March 31, 1998 (the "Primary Indenture") and the Issuers have issued their 12% Senior Secured Notes Due March 17, 2005 (the "Primary Notes") thereunder; and

        WHEREAS, the Finance Indenture provides in Section 8.2 thereof that the Issuer, when authorized by a resolution of the Board of Directors, and the Trustee may, with the consent of the Holders of not less than a majority in aggregate principal amount of the Finance Notes at the time outstanding, add any provisions to or change in any manner or eliminate any of the provisions of the Finance Indenture or of any supplemental indenture or of modify in any manner the rights of the Holders of the Finance Notes, except under certain circumstances not applicable herein; and

        WHEREAS, Section 11.12 of the Finance Indenture provides that the Issuer and the Trustee are subject to Section 3.27 of the Primary indenture, which Section 3.27 of the Primary Indenture provides that where the consent of holder of the Finance Note under the Finance Indenture is required consent of the same percentage of Securityholders (holders of Primary Notes) under the Primary Indenture shall be required as well; and

        WHEREAS, the Issuer and the Trustee, with the consent of a majority of the holders of the aggregate principal amount of the Finance Notes and the Primary Notes outstanding, now desire to amend the Finance Indenture for the purpose of modifying certain provisions of the Finance Indenture to clarify that the Collateral securing the Finance Notes may be transferred or substituted in order that the collateralization of the Finance Notes may comply with certain changes in the laws of the Czech Republic, without which substitution the interests of the Finance and Primary Noteholders would be materially adversely affected; and

        WHEREAS, the Issuer and the Trustee, with the consent of a majority of the holders of the aggregate principal amount of the Finance Notes and the Primary Notes outstanding further desire to amend the Finance Indenture to clarify that the Collateral securing the Finance Notes shall not include Trans World Leasing Limited, a Gibraltar legal entity, for the reason that this entity shall not be a Subsidiary of the Issuer, and that all functions which this entity was to Perform in relation to the Issuer's operation in the Czech Republic are to be performed by the Cyprus Entity, as that term is defined in the Finance Indenture; and

        WHEREAS, the execution and delivery of this Supplemental Indenture has been duty and validly authorized in all respects by the Board of Directors of the Issuer; and

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        WHEREAS, the Trustee is a party to this Supplemental Indenture in order to acknowledge its acceptance of the terms and provisions hereof and to evidence its consent to the amendments to the Indenture made hereby.

        NOW, THEREFORE, in consideration of the mutual understandings, promises and agreements herein contained and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the Issuer and the Trustee do covenant and agree hereby, for the equal and proportionate benefit of the respective Holders from time to time of the Finance Notes, as follows:

ARTICLE I
DEFINITIONS AND STATUTORY AUTHORITY

        Section 1.1.    Supplemental Indenture.    This Supplemental Indenture is a Supplemental Indenture, and is adopted in accordance with Article 8 of the Finance Indenture.

        Section 1.2.    Definitions.

        (A)  Unless the context shall require otherwise, all defined terms contained in the Finance Indenture shall have the same respective meanings in this Supplemental Indenture as such defined terms are given in the Finance Indenture.

        (B)  As used in this Supplemental Indenture, except as otherwise expressly provided or unless the context shall require otherwise:

          (1)  This "Supplemental Indenture" means this instrument as originally executed or as it may, from time to time, be supplemented or amended by one or more supplemental indentures hereto entered into pursuant to the applicable provisions of the Finance Indenture.

          (2)  All references in this instrument to designated "Articles," "Sections," and other subdivisions are to the designated Articles, Sections, and other subdivisions of this instrument as originally executed.

        Section 1.3.    Finance Indenture to Remain in Force.    Except as amended by this Supplemental Indenture, the Finance Indenture shall remain in full force and effect as to matters covered therein.

        Section 1.4.    Successors and Assigns.    All covenants and agreements in this Supplemental Indenture by the Issuer and the Trustee shall bind the Holders of the Finance Note and of the Primary Notes, the Issuer, the Trustee and their respective successors and assigns, whether so expressed or not.

        Section 1.5.    Benefits of Supplemental Indenture.    Nothing in this Supplemental Indenture or in the Finance Note, express or implied, shall give any Person, other than the parties hereto, their respective successors hereunder and the Holders of the Finance Note and Primary Notes, any benefit or any legal or equitable rights, remedy or claim, under this Supplemental Indenture.

        Section 1.6.    Governing Law.    This Supplemental Indenture shall be construed in accordance and governed by the laws of the State of New York.

ARTICLE II
AMENDMENTS TO FINANCE INDENTURE

        Section 2.1.    Issuance of Stock.    Section 3.11 of the Finance Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

          Restrictions on Issuance of Stock.    Issuer will not permit any of its Subsidiaries to issue any additional Capital Stock and agrees that the Capital Stock of its Subsidiaries pledged to the holders of the Securities pursuant to the Collateral Agreements herein shall at all times constitute one hundred percent (100%) of the Cyprus Entity, 100% of the Capital Stock of any U.S.

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  Subsidiary and of any foreign Subsidiary, where, as to such foreign Subsidiary, such pledge shall not create a "deemed dividend", and sixty-six percent (66%) of the Capital Stock of any foreign Subsidiary where such pledge shall not create a deemed dividend and where a pledge of more than that percentage would create a "deemed dividend". Furthermore, Issuer will not permit any of its Subsidiaries to conduct any business through or otherwise own any shares or interests of any class of Capital Stock of any other corporation, partnership, limited liability company or other Person, other than a Wholly-Owned Subsidiary. Notwithstanding anything above to the contrary, Issuer shall be permitted to own one hundred percent 100% of SC98A, s.r.o. so long as one hundred percent 100% of the Capital Stock of 21st Century is owned by SC98A, s.r.o. and sixty-six percent (66%) of the Capital Stock of 21st Century remains pledged by the Issuer to TWO Finance and the Trustee to secure repayment of the Securities. Alternatively, and notwithstanding anything above to the contrary, the Capital Stock of 21st Century may be conveyed to a Wholly Owned Subsidiary of Issuer, ("Newco") and the Security Interest in the Capital Stock of 21st Century released so long as sixty-six (66%) of the Capital Stock of Newco is pledged to secure repayment of the Securities. In the event the Capital Stock of 21st Century is transferred to SC98A, s.r.o., the Issuers shall promptly take all reasonable action necessary to replace SC98A, s.r.o. with a Czech joint stock company which is a Wholly Owned Subsidiary (the "Substitute Entity") of TWG International, sixty-six percent (66%) of the Capital Stock of which Substitute Entity shall be pledged to secure repayment of the Securities. TWG may own one percent (1%) of the outstanding Capital Stock of Newco or the Substitute Entity so long as such shares are pledged to the Trustee by TWG to secure the repayment of the Securities.

        Section 2.2.    Security Interests.    Section 3.23 of the Finance Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

          Security Interest.    The Issuer shall, including, to the extent necessary post-closing, execute, and shall cause such direct and indirect Subsidiaries as are necessary to execute, such documents as are necessary to grant the Trustee and the Holder a Security Interest in all assets of the Cyprus Entity and of any other direct and/or indirect Subsidiary where and to the extent that such pledge shall not create a "deemed dividend" under U.S. tax law. Notwithstanding anything above to the contrary, in the event SC98A, s.r.o. is acquired as a Wholly Owned Subsidiary of the Issuer and 21st Century Resorts, a.s. is transferred to SC98A, s.r.o., sixty-six percent (66%) of the Capital Stock of 21st Century Resorts, a.s. shall remain pledged to secure repayment of the Securities even in the event such a pledge shall cause a "deemed dividend". Notwithstanding anything above to the contrary, in the event Newco or the Substitute Entity become a Wholly Owned Subsidiary of Issuer (subject to the right of TWG to hold one percent (1%) of the Capital Stock of either), a Security Interest in sixty-six percent (66%) of the Capital Stock of Newco or the Substitute Entity, as the case may be, shall be granted to secure repayment of the Securities or, if such grant is not possible, sixty-six percent (66%) of the Capital Stock of 21st Century Resorts, a.s. shall remain pledged to secure repayment of the Securities even in the event such pledges as set forth in this sentence shall cause a "deemed dividend". Should the holders of a majority of the Securities issued pursuant to the Primary Indenture so request, the Issuer shall take all steps reasonably necessary to grant to the Trustee and TWG Finance a Security Interest in SC98A, s.r.o. Such grant shall not require a release of the Security Interest in 21stCentury Resorts, a.s. The Issuer shall reimburse all reasonable costs, including attorneys fees incurred by such of the Security Holders and Trustee in preparing and executing documents required to comply with this Indenture.

        Section 2.3.    Ownership of 21st Century Resorts a.s.    A new Section 3.24 of the Finance Indenture shall read as follows:

        Section 3.24.    Ownership of 21st Century Resorts a.s    One hundred percent of the Capital Stock of 21st Century Resorts, a.s. may be transferred to SC98A, s.r.o. so long as sixty-six percent (66%) of the Capital Stock of 21st Century Resorts, a.s. shall remain pledged to secure repayment of the Finance

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Note. One hundred percent (100%) of the Capital Stock of 21st Century Resorts, a.s. may be transferred by Issuer to Newco or the Substitute Entity simultaneous with (a) the release by the Holders and the Trustee of the Security Interest granted the Holders and the Trustee in sixty-six percent (66%) of the Capital Stock of 21st Century Resorts, a.s. and (b) the grant to the Holders and the Trustee of a Security Interest in sixty-six percent (66%) of the Capital Stock of Newco or the Substitute Entity, as the case may be, and perfection thereof.

        Section 2.4.    Pledge and Security Interest.    Section 14.1 of the Finance Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

          Pledge and Security Interest.    "Collateral" means all of the assets of the Cyprus Entity and of any other direct or indirect Subsidiary where such pledge shall not create a "deemed dividend" under U.S. tax law, a 100 per cent (100%) interest in all of the Capital Stock of the Cyprus Entity, and, as to all other direct Subsidiaries of the Issuer, whether in existence at the time of the closing of this Indenture or thereafter formed, reconstituted or otherwise acquired in any manner, whether or not named herein, a sixty-six per cent (66%) interest in any such entity where a pledge of Capital Stock of a greater percentage would create "deemed dividend" for U.S. tax purposes and one hundred per cent (100%) interest in the Capital Stock where the pledge will not create a "deemed dividend". Notwithstanding anything above to the contrary, Issuer shall be permitted to own one hundred percent 100% of SC98A, s.r.o. so long as one hundred percent 100% of the Capital Stock of 21st Century is owned by SC98A, s.r.o. and sixty-six percent (66%) of the Capital Stock of 21st Century is pledged to secure repayment of the Finance Note. Alternatively, and notwithstanding anything above to the contrary, the Capital Stock of 21st Century may be conveyed to a Wholly Owned Subsidiary of Issuer, ("Newco") and the Security Interest in the Capital Stock 21st Century released so long as sixty-six percent (66%) of the Capital Stock of Newco is pledged to secure repayment of the Finance Note. In the event the Capital Stock of 21st Century is transferred to SC98A, s.r.o., the Issuer shall promptly take all reasonable action necessary to replace SC98A, s.r.o. with a Wholly Owned Subsidiary (the "Substitute Entity") of TWG International, sixty-six (66%) of the Capital Stock of which Substitute Entity shall be pledged to secure repayment of the Finance Note. TWG may own one percent (1%) of Newco or the Substitute Entity so long as such interest is pledged by TWG to secure repayment of the Securities. All references herein to the "Security Interest" and to the "Lien of this Indenture" shall be deemed to mean and refer to the Liens granted to the Trustee and the Holders pursuant to the terms of the Collateral Agreements.

        Section 2.5.    Perfection of Security Interest.    Section 14.3(b) of the Finance indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirely as follows:

          Because the Issuer cannot ascertain as of the date of execution of this Indenture the exact documents which the appropriate governmental authorities in the Czech Republic and Cyprus may require for perfection of the Security Interest, the Issuer agrees, at its cost, to the preparation, execution and filing of any additional documents necessary to grant and perfect the Security Interest. Because certain of the entities to be pledged are not yet direct Subsidiaries of the Issuer or may not yet exist, the Issuer agrees, at its cost (including reimbursement of costs and expenses incurred by the Trustee and counsel for the Securityholders), post-closing, to take all steps necessary to cause those entities to become direct Subsidiaries of the Issuer (to the extent permissible by applicable law or regulation and so long as no gambling licenses or other tangible or intangible rights are jeopardized, in the sole discretion of Issuer) and to grant a Security interest in compliance with this Indenture in the percentage of Capital Stock of such entities as required herein. Nothing herein shall be deemed to grant the Issuer the discretion to refuse to cause Newco or the Substitute Entity and the Cyprus Entity to be direct Wholly-Owned Subsidiaries of Issuer (except as permitted in Section 3.11 of this Indenture) or to grant the requisite Security Interest in the Capital Stock thereof.

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        Section 2.6.    Substitution of Collateral.    Section 14.6 of the Indenture is amended to add a second sentence thereto, which sentence shall read in its entirety as follows:

          However, the Collateral consisting of the sixty-six percent (66%) interest in all the Capital Stock of 21st Century Resorts, a.s. may be substituted by a perfected Security Interest in sixty-six percent (66%) the Capital Stock of a Wholly Owned Subsidiary of the Issuer (owned ninety-nine percent (99%) by the Issuer and one percent (1%) by TWG) which is a joint stock company organized under the laws of the Czech Republic, if the following conditions are met:

          (a)  Such new Subsidiary is properly formed under the laws of the Czech Republic;

          (b)  the Trustee and the holder of the Finance Note shall be granted a Security Interest in sixty-six percent (66%) of all Capital Stock of such entity, which sixty-six percent (66%) shall include all of the Capital Stock of such entity held by TWG; and

          (c)  one hundred percent (100%) of the Capital Stock of 21st Century shall be transferred to such newly formed Subsidiary.

        Section 2.7.    Definition of Collateral Agreements.    The definition of Collateral Agreements of the Finance Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

          "Collateral Agreements" means any agreements including those executed by the Issuer, TWG, Newco, the Substitute Entity, 21st Century Resorts, a.s., LMJ Slots, s.r.o., LMJ Casino Rozadov, a.s., Atlantic Properties, s.r.o., Trans World Leasing Limited and the Cyprus Entity and/or such other Persona necessary to create a Security Interest in favor of the Trustee and the Securityholders in the Collateral.

        Section 2.8.    Definition of Newco.    The definition of Newco is added to the Indenture, which shall read as follows:

          "Newco" shall have the meaning specified in Section 3.11.

        Section 2.9.    Definition of Substitute Entity.    The definition of Substitute Entity is added to the Indenture, which shall read as follows:

          "Substitute Entity" shall have the meaning specified in Section 3.11.

ARTICLE III
MISCELLANEOUS

        Section 3.1.    Ratification and Reaffirmation.    The Issuer and Trustee hereby ratify and reaffirm all the terms and conditions of the Indenture, as specifically amended and supplemented by this Supplemental Indenture, and each hereby acknowledges that the Indenture remains in full force and effect, as so amended and supplemented.

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        Section 3.2.    Execution and Counterparts.    This Supplemental Indenture may be executed in several counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

        Section 3.3.    Effectiveness.    This Supplemental Indenture shall only become effective in the event the First Supplemental Trust Indenture to the Primary Indenture, dated as of the date hereof, shall become effective.

        The Issuers will deliver a letter or certificate to the Trustee in which such persons will certify to the Trustee that the foregoing conditions have been met and that this Supplement is effective. The consenting Security Holders will execute this document solely to signify their consent to this Supplemental Indenture.

        IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Supplemental Indenture to be signed on their behalf by their duly authorized representative, all as of the date first hereinabove written.

TWG INTERNATIONAL U.S. CORPORATION
By:	/s/ Andrew Tottenman
Name:	Andrew Tottenham
Title:	President

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Consent of Security Holders:

        The below designated Security holders of the Finance Indenture and Primary Indenture, respectively, by their execution hereof, consent to the First Supplemental Trust Indenture.

TWG FINANCE CORP.
By:	/s/ Andrew Tottenham
Name:	Andrew Tottenham President
VALUE PARTNERS, LTD.
By:	/s/ Timothy G. Ewing
Name:	Timothy G. Ewing
Managing Partner of Ewing & Partners General Partner of Value Partners
U.S. TRUST COMPANY OF TEXAS, NA., as Trustee
By:	/s/ Bill Barber
Name:	Bill Barber
Title:	Authorized Officer

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SECOND SUPPLEMENTAL
TRUST INDENTURE

TWG INTERNATIONAL U.S. CORPORATION, ISSUER

        This Second Supplemental Trust Indenture, dated as of October 15, 1999 (this "Supplemental Indenture"), is made by and between the TWG International U.S. Corporation ("TWG International") (together with any successors to its rights, duties and obligations hereunder, the "Issuer"), and U.S. Trust Company of Texas, N.A. (together with any successor trustee hereunder, the "Trustee"), a national banking association having corporate trust offices located in Dallas, Texas.

        WHEREAS, the Issuer and the Trustee have heretofore executed and delivered that certain Indenture dated as of March 31, 1998, as supplemented on October 29, 1998 (the "Finance Indenture"), and the Issuer has issued its 12% Senior Secured Note Due March 17, 2005 (the "Finance Note") (which, by the terms hereof, will be redesignated as the 12% Senior Secured Note Due March 17, 2005, Series 1998) thereunder; and

        WHEREAS, Trans World Gaming Corp. ("TWG"), TWG Finance Corp. ("TWGF"), the Issuer and the Trustee have executed that certain Indenture dated as of March 31, 1998 as supplemented on October 29, 1998 (the "Finance Indenture"), and TWG, TWGF and TWG International have issued their 12% Senior Secured Notes Due March 17, 2005 (which, by the terms thereof, will be redesignated as the 12% Senior Secured Note Due March 17, 2005, Series 1998) (the "Primary Notes") thereunder; and

        WHEREAS, the Issuer and the Trustee have heretofore executed and delivered that certain First Supplemental Trust Indenture to the Indenture dated as of October 29, 1998; and

        WHEREAS, the Finance Indenture provides in Section 8.2 thereof that the Issuer, when authorized by a resolution of its Board of Director, and the Trustee may, with the consent of the Holders of not less than a majority in aggregate principal amount of the Finance Notes at the time outstanding (the "Holders"), add any provisions to change in any manner or eliminate any of the provisions of the Finance Indenture or of any supplemental indenture or to modify in an manner the rights of the Holders of the Finance Note, except under certain circumstances not applicable herein; and

        WHEREAS, the Issuer and the Trustee now desire to amend the Finance Indenture for the purpose of (i) permitting the authorization and issuance additional series of Securities pursuant to the terms of the Finance Indenture, and pursuant to such authority, permitting the authorization and issuance of $3,000,000 in principal amount of Securities, and (ii) making certain corrections to the Form of Security for the Securities heretofore issued and delivered; and

        WHEREAS, the execution and delivery of this Supplemental Indenture has been duly and validly authorized in all respects by the Board of Directors of the Issuer; and

        WHEREAS, the Trustee is a party to this Supplemental Indenture in order to acknowledge its acceptance of the terms and provisions hereof and to evidence its consent to the amendments to the Finance Indenture made hereby; and.

        WHEREAS, the Holders are a party to this Supplemental Indenture in order to consent to the terms and conditions hereof pursuant to the requirements of Section 8.2 of the Finance Indenture; and

        NOW, THEREFORE, in consideration of the mutual understandings, promises and agreements herein contained and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the Issuer and the Trustee do covenant and agree hereby, for the equal and proportionate benefit of the respective Holders, from time to time, of the Notes, as follows:

ARTICLE I

DEFINITIONS AND AUTHORITY

        Section 1.1.    Supplemental Indenture.    This Supplemental Indenture is a Supplemental Indenture, and is adopted in accordance with Article 8 of the Finance Indenture.

        Section 1.2.    Definitions.

        (A)  Unless the context shall require otherwise, all defined terms contained in the Finance Indenture shall have the same respective meanings in this Supplemental Indenture as such defined terms are given in the Finance Indenture.

        (B)  As used in this Supplemental Indenture, except as otherwise expressly provided or unless the context shall require otherwise:

          (1)  This "Supplemental Indenture" means this instrument as originally executed or as it may, from time to time, be supplemented or amended by one or more supplemental indentures hereto entered into pursuant to the applicable provisions of the Finance Indenture.

          (2)  All references in this instrument to designated "Articles," "Sections," and other subdivisions are to the designated Articles, Sections, and other subdivisions of this instrument as originally executed.

        Section 1.3.    Finance Indenture to Remain in Force.    Except as amended by this Supplemental Indenture, the Finance Indenture shall remain in full force and effect as to matters covered therein.

        Section 1.4.    Successors and Assigns.    All covenants and agreements in this Supplemental Indenture by the Issuer and the Trustee shall bind the Holders of the Securities, the Issuer, the Trustee and their respective successors and assigns, whether so expressed or not.

        Section 1.5.    Benefits of Supplemental Indenture.    Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give any Person, other than the parties hereto, their respective successors hereunder and the Holders of the Notes, any benefit or any legal or equitable rights, remedy or claim under this Supplemental Indenture.

        Section 1.6.    Governing Law.    This Supplemental Indenture shall be construed in accordance and governed by the laws of the State of New York.

ARTICLE II

AMENDMENTS TO FINANCE INDENTURE

        Section 2.1.    Definitions.    Section 1.1 of the Finance Indenture is amended to add or amend in their entirety the definitions of the following terms:

          "Additional Securities" means each series of parity Securities which may from time to time be issued pursuant to the terms of Section 2.9 of this Indenture.

          "Issue Date" means the date on which a series of Securities are originally issued under this Indenture.

          "Primary Indenture" means that certain Indenture dated as of March 31, 1998, as supplemented on October 29, 1998 pursuant to which the Issuer, TWG and TWG Finance Corporation are issuers and the Trustee herein is the trustee, as to those certain $17,000,000 12%

  Senior Secured Notes Due March 17, 2005, together with any supplement to such Indenture and any additional notes issued under such Indenture and the supplements thereto.

          "Security"or "Securities" means any of the Issuer's 12% Senior Secured Notes due March 17, 2005, Series 1998, and any Additional Securities authenticated and delivered in accordance with Section 2.9 of this Indenture.

          "Subscription Agreement" means the Subscription Agreement dated as of March 16, 1998, among TWG, TWG International, TWG Financing and certain Securityholders relating to the Series 1998 Securities, and any similar agreement entered into in connection with the issuance of Additional Securities issued under this Indenture.

        Section 2.2.    Authentication and Delivery of Securities.    Section 2.1 of the Indenture is amended so that, as amended, Section 2.1 shall read in its entirety as follows:

          SECTION 2.1    AUTHENTICATION AND DELIVERY OF SECURITIES.    Securities in an aggregate principal amount not in excess of $17,000,000 (except as otherwise provided in Section 2.6 and Section 2.9 hereof) may be executed by the Issuer and delivered to the Trustee for authentication, and a responsible officer of the Trustee shall thereupon authenticate and deliver said Securities to the Issuer or upon the written order of the Issuer, signed by both (a) the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors, or its Chief Executive Officer or President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and (b) by its Treasurer or Secretary or any Assistant Treasurer or Secretary without any further action by the Issuer. The Issuer's $17,000,000 aggregate principal amount of Securities shall be designated the Issuer's 12% Senior Notes Due March 12, 2005, Series 1998 (sometimes referred to herein as the "Series 1998 Securities").

        Section 2.3.    Additional Securities.    Section 2.9 is added to the Finance Indenture, and Section 2.9 will read in its entirety as follows:

          SECTION 2.9.    ADDITIONAL SECURITIES.

        (a)    General.    The Issuer may, subject to the requirements of Section 2.9(b), issue one or more installments of Additional Securities. When issued and delivered, the Additional Securities will be payable from and secured by this Indenture and the Collateral on a parity with any previously issued outstanding Securities. The Additional Securities may be issued in one or more series or not in any series, be in various principal amounts, mature at different times, and bear interest at different rates from each other and from Securities which are previously outstanding, be payable in installments, be redeemable prior to maturity with or without premium on whatever terms or prices, and contain such other provisions as may be provided in the supplemental indenture pursuant to which the Additional Securities are issued.

        (b)    Requirements for Issuing Additional Securities.    No Additional Securities shall be issued unless:

            (i)  The prior written consent to the issuance of the Additional Securities is given by the Holders of not less than a majority in aggregate principal amount of Securities at the time Outstanding;

          (ii)  The Issuer delivers to the Trustee an Officers Certificate stating to the effect that no Default exists in connection with any of the covenants or requirements of this Indenture or any supplemental indenture authorizing the issuance of Additional Securities, except Defaults that have been waived in writing by the Holders; and

          (iii)  The Issuer and the Trustee enter into a Supplemental Indenture regarding the terms, issuance and delivery of Additional Securities and the Trustee is provided with the documents required to be delivered to it pursuant to Section 8.4 of this Indenture and other documents and opinions reasonably requested by the Trustee.

        Section 2.4    Supplemental Indentures.    Section 8.1 of the Finance Indenture is amended to add thereto a new subsection (e) which will read in its entirely as follows:

        (e)  to provide for the issuance of Additional Securities in accordance with Section 2.9 of this Indenture.

        Section 2.5    Amendment to the Form of Face of the Series 1998 Security.    The Form of the Face of the Series 1998 Security is amended by amending the fourth-to-the-last paragraph thereof, so that, as amended, such paragraph shall read in its entirety as follows:

          The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered on the 15th day of the month next preceding the month in which such interest payment falls, whether or not such Interest Record Date is a Business Day.

        Section 2.6    Global Amendment.    To the extent necessary, all other terms of the Finance Indenture shall be deemed amended to reflect the issuance of Additional Securities constituting the Finance Note and of Additional Securities (as that term is defined in the Second Supplemental Trust Indenture to the Primary Indenture executed contemporaneously herewith).

ARTICLE III

AUTHORIZATION AND TERMS OF ADDITIONAL SECURITIES

        Section 3.1    Authorization of Additional Securities.    Pursuant to Section 2.9 of the Indenture, an Additional Security in an amount not in excess of $3,000,000 (except as provided in Section 2.6) of the Indenture entitled to the benefit and security of this Indenture and the Collateral referred to herein are hereby authorized. The Additional Securities shall be issued in the form of Exhibit A, attached hereto. Such Additional Security shall be designated the Issuer's 12% Senior Note Due March 17, 2005, Series 1999 (sometimes referred to herein as the "Series 1999 Security"). Such Additional Security may be executed by the Issuer and delivered to the Trustee for authentication, and a responsible officer of the Trustee shall thereupon authenticate and deliver said Securities to the Issuer or upon written order of the Issuer signed by the Chairman of the Board of Directors or any Vice Chairman of the Board of Directors, or its Chief Executive Officer or President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President.") Such Additional Security shall be a "Security" under this Indenture in all respects.

        Section 3.2    Terms of the Additional Securities.    The terms of the Additional Security, including, but not limited to, date, denominations, interest rate, maturity, and redemption provisions, if any, shall be as provided in the form of Security attached hereto as Exhibit A and as provided in the Indenture.

ARTICLE IV

MISCELLANEOUS

        Section 4.1.    Ratification and Reaffirmation.    The Issuer and Trustee hereby ratify and reaffirm all the terms and conditions of the Finance Indenture, as specifically amended and supplemented by this Supplemental Indenture, and each hereby acknowledges that the Finance Indenture remains in full force and effect, as so amended and supplemented.

        Section 4.2.    Execution and Counterparts.    This Supplemental Indenture may be executed in several counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

        IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Supplemental Indenture to be signed on their behalf by their duly authorized representative, all as of the date first hereinabove written.

TWG INTERNATIONAL U.S. CORPORATION as Trustee
By:
Name:
Title:

U.S. TRUST COMPANY OF TEXAS, N.A., as Trustee
By:
Name:	John C. Stohlmann
Title:	Vice President

CONSENT OF THE SECURITYHOLDER

        The undersigned, TWG Finance Corp. and Value Partners, Ltd., each the Holder of a majority principal amount of the Finance Note and the Primary Notes, respectively, by their execution hereof consent to this Supplemental Indenture pursuant to Section 8.2 of the Finance Indenture and pursuant to Section 2.9 of the Indenture, as amended by the Supplemental Indenture.

        EXECUTED as of the day and year first above written.

TWG FINANCE CORP.
By
Name:
Title:
VALUE PARTNERS, LTD.
By:
Name:	Timothy G. Ewing
Managing Partner of Ewing & Partners General Partner of Value Partners, Ltd.

EXHIBIT "A"

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 1	$3,000,000.00

TWG INTERNATIONAL U.S. CORPORATION
12% Senior Secured Note Due March 17, 2005, Series 1999
Date: October 15, 1999
New York, New York

        TWG International U.S. Corporation, a Nevada corporation (the "Issuer"), for value received hereby promises to pay to TWG Finance Corp. a Delaware corporation, or registered assigns, the principal sum of $3,000,000.00 at the Issuer's office or agency for said purpose, on March 17, 2005, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually on March 17 and September 17 (each an "Interest Payment Date") of each year, commencing with March 17, 2000, on said principal sum in like coin or currency at 12% simple interest per annum at said office or agency from the most recent Interest Payment Date to which interest on the Securities has been paid or duly provided for unless the date hereof is a date to which interest on the Securities is paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in which case from the date of issuance. To the extent lawful, the Issuer promises to pay interest on any interest payment past due but unpaid on such unpaid principal amount at a rate of 17% per annum compounded semi-annually.

        The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security is registered on the 15th day of the month next preceding the month in which such interest payment falls, whether or not a Business Day (each an "Interest Record Date"); PROVIDED that interest may be paid, at the option of the Issuer, by mailing a check therefor payable on the Interest Payment Date to the registered Holder entitled thereto at his last address as it appears on the Security register.

        If interest on the Securities is in default, the Trustee shall, prior to the payment of interest, establish a special record date (the "Special Record Date") for such payment, which Special Record Date shall be not more than fifteen (15) nor less than ten (10) days prior to the date of the proposed payment. Payment of such defaulted interest shall then be made by check, as provided herein and in the Indenture, mailed or remitted to the persons in whose names the Securities are registered on the Special Record Date at the addresses or accounts of such persons shown on the security register.

        Interest on this Security will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth in this place.

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

[Seal]	TWG INTERNATIONAL U.S. CORPORATION
By:
	Its:	Vice President

REVERSE OF SECURITY

TWG INTERNATIONAL U.S. CORPORATION
12% Senior Secured Note Due March 17, 2005, Series 1999

        This Security one of a series of duly authorized debt securities of the Issuer designated as "12% Senior Secured Notes Due March 17, 2005, Series 1999", issued in the aggregate principal amount of $3,000,000.00, and issued pursuant to a Supplemental Trust Indenture (Supplemental Indenture") dated as of October 15, 1999, duly executed and delivered by the Issuer to U.S. Trust Company of Texas, N.A., as Trustee (hereinafter referred to as the "Trustee"), which Supplemental Indenture supplements the Indenture ("Original Indenture") dated as of March 31, 1998 and supplemented on October 29, 1998, duly executed and delivered by the Issuer to the Trustee. The Original Indenture and the Supplemental Indenture are hereinafter referred to as the "Indenture." Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder) of the Securities. The Securities are secured obligations of the Issuer. Capitalized terms used in this Security and not defined herein shall have the meaning set forth in the Indenture.

        In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal and interest in respect of all of the Securities then outstanding may be declared due and payable in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that the Holders of 50% in aggregate principal amount of the Securities then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Securities, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Securities or in respect of a covenant or provision that cannot be modified or amended without the consent of all Holders of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Security which may be issued in exchange or substitution therefor, whether or not any notation thereof is made upon this Security or such other Securities.

        The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than 50% in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; PROVIDED that no such supplemental indenture shall, without the consent of each Holder affected thereby (with respect to any Securities held by a non-consenting Securityholder) (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities, (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least 50% in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration), (v) make any Security payable in money other than that stated in the Securities, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or interest on the Securities, (vii) waive a redemption payment with respect to any Security or (viii) make any change in the foregoing amendment and waiver provisions.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and the interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

        The Securities are issuable only as registered Securities without coupons.

        At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

        Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

        As provided in the Indenture, Issuer shall be required to make mandatory prepayments equal to Excess Cash Flow until Obligations are fully defeased pursuant to Section 10.2 or until one hundred percent (100%) of the principal amount of the Securities, together with accrued and unpaid interest, is paid. The Securities may also be redeemed by the Issuer, in whole, or in part, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Securities to be redeemed, at a redemption price equal to 100% of the principal amount of the Securities redeemed, together with accrued and unpaid interest to the date fixed for redemption. If there is a Change of Control (as defined in the Indenture), the Issuer shall be required to offer to purchase all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued unpaid interest, if any, through the date of such purchase.

        Subject to payment by the Issuer of a sum sufficient to pay the amount due upon redemption, interest on this Security shall cease to accrue upon the date duly fixed for redemption of this Security.

        The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

        No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer, employee or director, as such, past, present or future, of the Issuer or Trustee or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by an authorized signatory of the Trustee acting under the Indenture.

[TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

        This is one of the Securities described in the within-mentioned Indenture.

Dated:

U.S. Trust Company of Texas, N.A., as Trustee
By:
Authorized Signatory

ASSIGNMENT FORM

To assign this Security, fill in the form below:

        I or we assign and transfer this Security to:

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint agent to transfer this Security on the books of Issuer. The agent may substitute another to act for him.
If you want the Note certificate made out in another person's name, fill in the form below:
(insert other person's soc. sec. or tax I.D. no.)

(Print or type other person's name, address and zip code)
Date:
Your Signature
Signature Guaranty
Notice: Signature must be guaranteed by an "Eligible Guarantor Institution" as defined by Securities Exchange Act Rule 17Ad-15.
(Sign exactly as your name appears on the other side of this Security)

THIRD SUPPLEMENTAL
TRUST INDENTURE
TWG INTERNATIONAL U.S. CORPORATION, ISSUER

        This Third Supplemental Trust Indenture, dated as of September 10, 2001 (this "Supplemental Indenture"), is made by and between TWG International U.S. Corporation (together with any successor to its rights, duties and obligations under the Funding Note Indenture referred to below, the "Issuer"), and U.S. Trust Company of Texas, N.A. (together with any successor trustee under such Funding Note Indenture, the "Trustee"), a national banking association having corporate trust offices located in Dallas, Texas.

        WHEREAS, the Issuer and the Trustee have heretofore executed and delivered that certain Trust Indenture dated as of March 31, 1998, as supplemented by that certain First Supplemental Trust Indenture dated October 29, 1998, and as supplemented by that certain Second Supplemental Trust Indenture dated October 15, 1999 (the Indenture as so supplemented is referred to herein as the "Funding Note Indenture"), and the Issuer has issued its 12% Senior Secured Note Due March 17, 2005 (the "Funding Note") thereunder; and

        WHEREAS, Trans World Corporation, formerly known as Trans World Gaming Corp., TWG Finance Corp., the Issuer and the Trustee have executed that certain Indenture dated as of March 31, 1998, as supplemented by that certain First Supplemental Trust Indenture dated October 29, 1998, and as supplemented by that certain Second Supplemental Trust Indenture dated October 15, 1999 (the Indenture as so supplemented is referred to herein as the "Primary Indenture") and the Issuers have issued their 12% Senior Secured Notes Due March 17, 2005 (the "Primary Notes") thereunder; and

        WHEREAS, the Funding Note Indenture provides in Section 8.2 thereof that the Issuer, when authorized by a resolution of the Board of Directors, and the Trustee may, with the consent of the Holders of not less than a majority in aggregate principal amount of the Funding Note at the time outstanding, add any provisions to or change in any manner or eliminate any of the provisions of the Funding Note Indenture or of any supplemental indenture or of modify in any manner the rights of the Holders of the Funding Note, except under certain circumstances not applicable herein; and

        WHEREAS, Section 11.12 of the Funding Note Indenture provides that the Issuer and the Trustee are subject to Section 3.27 of the Primary Indenture, which Section 3.27 of the Primary Indenture provides that where the consent of holder of the Funding Note under the Funding Note Indenture is required, consent of the same percentage of Securityholders (holders of Primary Notes) under the Primary Indenture shall be required as well; and

        Whereas, the Issuer is the registered owner of one hundred percent (100%) of the Capital Stock of SC98A, s.r.o., a limited liability company incorporated in the Czech Republic, and SC98A, s.r.o. is the owner of one hundred percent (100%) of the Capital Stock of 21st Century Resorts, a.s., a joint stock company organized and existing under the laws of the Czech Republic ("21st Century"); and

        WHEREAS, the Funding Note is secured, in part, by the pledge of 15,531 shares of the Capital Stock of 21st Century (representing 66% of the total issued and outstanding shares of the Capital Stock of 21st Century) pursuant to the 21st Century Resorts Share Pledge Agreement II dated October 15, 1999, among SC98A, s.r.o., TWG Finance Corp., and the Trustee; and

        WHEREAS, the laws of the Czech Republic prohibited the pledge and/or hypothecation by the Issuer of the Capital Stock of SC98A, s.r.o. owned by it to secure the Obligations of the Issuer under the Funding Note Indenture and the Obligations of the Issuers under the Primary Indenture;

        WHEREAS, the laws of the Czech Republic have been amended to permit the pledge or hypothecation by the Issuer of the Capital Stock of SC98A, s.r.o. owned by it to secure the Obligations of the Issuer under the Funding Note Indenture;

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        WHEREAS, pursuant to Section 2.23 of the Funding Note Indenture, the holders of a majority in principal amount of Primary Notes were granted the right to require the grant of a Security Interest in one hundred percent (100%) of the Capital Stock of SC98A, s.r.o. to secure repayment of the Obligations and retain a Security Interest in sixty-six percent (66%) of the Capital Stock of 21st Century to secure repayment of the Obligations, and such demand has been made;

        WHEREAS, the Issuer, with the prior written consent of TWG Finance and the holders of a majority in aggregate principal amount of the Primary Notes outstanding as of the date hereof, desire to amend the Funding Note Indenture to (a) provide additional benefits to the Holders by expressly permitting and requiring the Issuer to pledge or hypothecate one hundred percent (100%) of the Issuer's Capital Stock of in SC98A, s.r.o. as security for the Issuer's Obligations under the Funding Note Indenture; and (b) make certain changes to the Funding Note Indenture in connection therewith; and

        WHEREAS, the execution and delivery of this Supplemental Indenture has been duly and validly authorized in all respects by the Board of Directors of the Issuer; and

        WHEREAS, the Trustee is a party to this Supplemental Indenture in order to acknowledge its acceptance of the terms and provisions hereof and to evidence its consent to the amendments to the Indenture made hereby.

        NOW, THEREFORE, in consideration of the mutual understandings, promises and agreements herein contained and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the Issuer and the Trustee do covenant and agree hereby, for the equal and proportionate benefit of the respective Holders from time to time of the Funding Note, as follows:

ARTICLE I

DEFINITIONS AND STATUTORY AUTHORITY

        Section 1.1.    Supplemental Indenture.    This Supplemental Indenture is a Supplemental Indenture, and is adopted in accordance with Article 8 of the Funding Note Indenture.

        Section 1.2.    Definitions.

        (A)  Unless the context shall require otherwise, all defined terms contained in the Funding Note Indenture shall have the same respective meanings in this Supplemental Indenture as such defined terms are given in the Funding Note Indenture.

        (B)  As used in this Supplemental Indenture, except as otherwise expressly provided or unless the context shall require otherwise:

          (1)  This "Supplemental Indenture" means this instrument as originally executed or as it may, from time to time, be supplemented or amended by one or more supplemental indentures hereto entered into pursuant to the applicable provisions of the Funding Note Indenture.

          (2)  All references in this instrument to designated "Articles," "Sections," and other subdivisions are to the designated Articles, Sections, and other subdivisions of this instrument as originally executed.

        Section 1.3.    Funding Note Indenture to Remain in Force.    Except as amended by this Supplemental Indenture, the Funding Note Indenture shall remain in full force and effect as to matters covered therein.

        Section 1.4.    Successors and Assigns.    All covenants and agreements in this Supplemental Indenture by the Issuer and the Trustee shall bind the Holders of the Funding Note and of the Primary Notes, the Issuer, the Trustee and their respective successors and assigns, whether so expressed or not.

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        Section 1.5.    Benefits of Supplemental Indenture.    Nothing in this Supplemental Indenture or in the Funding Note, express or implied, shall give any Person, other than the parties hereto, their respective successors hereunder and the Holders of the Funding Note and Primary Notes, any benefit or any legal or equitable rights, remedy or claim under this Supplemental Indenture.

        Section 1.6.    Governing Law.    This Supplemental Indenture shall be construed in accordance and governed by the laws of the State of New York.

ARTICLE II

AMENDMENTS TO FUNDING NOTE INDENTURE

        Section 2.1.    Issuance of Stock.    Section 3.11 of the Funding Note Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

          Restrictions on Issuance of Stock.    Issuer will not permit any of its Subsidiaries to issue any additional Capital Stock and agrees that the Capital Stock of its Subsidiaries pledged to secure repayment of the Obligations pursuant to the Collateral Agreements shall at all times constitute one hundred percent (100%) of the Cyprus Entity, 100% of the Capital Stock of any U.S. Subsidiary and of any foreign Subsidiary, where, as to such foreign Subsidiary, such pledge shall not create a "deemed dividend", and sixty-six percent (66%) of the Capital Stock of any foreign Subsidiary where such pledge and hypothecation shall not create a deemed dividend and where a pledge of more than that percentage would create a "deemed dividend." Furthermore, Issuer will not permit any of its Subsidiaries to conduct any business through, or otherwise own any shares or interests of any class of Capital Stock of, any other corporation, partnership, limited liability company or other Person, other than a Wholly-Owned Subsidiary. Notwithstanding anything above to the contrary, (a) Issuer shall own one hundred percent 100% of the Capital Stock of SC98A, s.r.o., and one hundred percent 100% of the Capital Stock of 21st Century shall be owned by SC98A, s.r.o.; (b) the sixty-six percent (66%) of the Capital Stock of 21st Century shall remain pledged to TWG Finance and the Trustee to secure repayment of the Obligations; and (c) the Issuer shall grant a Security Interest in one hundred percent (100%) of Issuer's Capital Stock of SC98A, s.r.o. to secure repayment of the Obligations. Such Security Interest in the Capital Stock of SC98A s.r.o. shall be granted in such manner as is necessary under applicable law to assure the creation and perfection thereof. Should the initial manner of pledge and Collateral Agreements prove inadequate, documents necessary to assure such pledge shall occur shall be entered into promptly. Such pledge shall initially be made pursuant to (i) the Pledge and Security Agreement by the Issuer to the Trustee, as Pledgee thereunder and (ii) the SC98A Ownership Interest Pledge Agreement among the Issuer, as Pledgor, TWG Finance Corp., as Pledgee, and the Trustee, as Agent.

        Section 2.2.    Security Interests.    Section 3.23 of the Funding Note Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

          Security Interest.    The Issuer shall, including, to the extent necessary post-closing, execute, and shall cause such direct and indirect Subsidiaries as are necessary to execute, such documents as are necessary to grant a Security Interest to secure repayment of the Obligations in all assets of the Cyprus Entity and of any other direct and/or indirect Subsidiary where and to the extent that such pledge shall not create a "deemed dividend" under U.S. tax law. Notwithstanding anything above to the contrary, sixty-six percent (66%) of the Capital Stock of 21st Century Resorts, a.s. shall remain pledged to secure repayment of the Obligations and the Security Interest shall continue uninterrupted to secure repayment of the Obligations even in the event such a pledge shall cause a "deemed dividend". Notwithstanding anything above to the contrary, a Security Interest in one hundred percent (100%) of Issuer's Capital Stock of SC98A, s.r.o. shall be granted by the Issuer in such a manner as is necessary to secure repayment of the Obligations even in the event such

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  pledge and hypothecation shall cause a "deemed dividend". Such grant shall not require a release of the Security Interest in the Capital Stock of 21st Century Resorts, a.s. The Issuer shall reimburse all reasonable costs, including attorneys fees incurred by such of the Security Holders and Trustee in preparing and executing documents required to comply with this Indenture.

        Section 2.3.    Ownership of 21st Century Resorts, a.s.    Section 3.24 of the Funding Note Indenture is deleted in it entirety and replaced in full be the following, which shall read in its entirety as follows:

        Section 3.24    Ownership of 21st Century Resorts a.s.    The Capital Stock of 21st Century Resorts, a.s. may not be, and the Issuer shall not permit the Capital Stock of 21st Century Resorts, a.s. to be, either directly or indirectly, sold, transferred, assigned, pledged, hypothecated, or otherwise disposed of except as expressly permitted by this Indenture and the Primary Indenture and the Collateral Agreements. One hundred percent of the Capital Stock of 21st Century Resorts, a.s. shall be owned by SC98A, s.r.o. and sixty-six percent (66%) of the Capital Stock of 21st Century Resorts, a.s. shall remain pledged to secure repayment of the Obligations and one hundred percent (100%) of Issuer's interest in SC98A, s.r.o. shall remain pledged to secure repayment of the Obligations.

        Section 2.4.    Pledge and Security Interest.    Section 14.1 of the Funding Note Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

          Pledge and Security Interest.    "Collateral" means all of the assets of the Cyprus Entity and of any other direct or indirect Subsidiary where such pledge shall not create a "deemed dividend" under U.S. tax law, a 100 per cent (100%) interest in all of the Capital Stock of the Cyprus Entity, and, as to all other direct Subsidiaries of the Issuer, whether in existence at the time of the closing of this Indenture or thereafter formed, reconstituted or otherwise acquired in any manner, whether or not named herein, a sixty-six per cent (66%) interest in any such entity where a pledge of Capital Stock of a greater percentage would create "deemed dividend" for U.S. tax purposes and one hundred per cent (100%) interest in the Capital Stock where the pledge will not create a "deemed dividend". Notwithstanding anything above to the contrary, one hundred percent (100%) of the Capital Stock of 21st Century shall be owned by SC98A, s.r.o., and one hundred percent (100%) of Issuer's interest in SC98A, s.r.o. and sixty-six percent (66%) of the Capital Stock of 21st Century shall be pledged (and shall be Collateral) and a Security Interest shall continue in full force and effect to secure repayment of the Obligations. All references herein to the "Security Interest" and to the "Lien of this Indenture" shall be deemed to mean and refer to the Liens granted pursuant to the terms hereof and of the Collateral Agreements.

        Section 2.5.    Perfection of Security Interest.    Section 14.3 of the Funding Note Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

          (a)  The Issuer shall take all steps necessary under applicable law to perfect the Security Interest in the Collateral, including to cause this Indenture, the Collateral Agreements, financing statements, continuation statements, notifications of secured transactions and other instruments with respect to the Collateral to be promptly executed, recorded, registered and filed and to be kept recorded, registered and filed in such manner and in such places as may be required by law, and take all such other actions as may be required, including delivery of possession of certificates evidencing the capital stock of the Issuer's direct Subsidiaries to the Trustee, and shall pay all taxes and fees incidental thereto.

          (b)  The Issuer shall comply with the provisions of TIA Section 314(b) and (d). For purposes of TIA Section 314(d) and any certificate or opinion to be provided to the Trustee thereunder by any engineer, appraiser or other expert, no release of Collateral from the Lien of this Indenture which is permitted by Section 14.4 or any other provision of this Indenture will be deemed to impair the security under this Indenture in contravention of the provisions hereof.

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          (c)  Because the Issuer cannot ascertain as of the date of execution of this Indenture the exact documents which the appropriate governmental authorities in the various states of the United States of America and in the Czech Republic and Cyprus may require for perfection of the Security Interest, the Issuer agrees, at its cost, to the preparation, execution and filing of such additional documents as may be necessary to grant and perfect the Security Interest. Because certain of the entities to be pledged are not yet direct Subsidiaries of the Issuer or may not yet exist, the Issuer agrees, at its cost (including reimbursement of costs and expenses incurred by the Trustee and counsel for the Securityholders), post-closing, to take all steps necessary to cause those entities to become direct Subsidiaries of the Issuer (to the extent permissible by applicable law or regulation and so long as no gambling licenses or other tangible or intangible rights are jeopardized, in the sole discretion of Issuer) and to grant a Security Interest in compliance with this Indenture in the percentage of Capital Stock of such entities as required herein. Nothing in this Indenture or its Primary Indenture shall be deemed to grant the Issuer the discretion to refuse to cause SC98A, s.r.o. to be (and remain) a direct Wholly-Owned Subsidiary of Issuer or to refuse to grant the requisite Security Interest in Issuer's Capital Stock thereof. Nothing in this Indenture or the Primary Indenture shall be deemed to grant the Issuer the discretion to refuse to cause the Capital Stock of 21ST Century to be a direct Wholly-Owned-Subsidiary of SC98A, s.r.o. or to take any steps harming the requisite Security Interest in the Capital Stock of 21ST Century to secure repayment of the Obligations.

        Section 2.6.    Trustee Appointed Attorney-in-Fact.    Section 14.6 of the Indenture is deleted in its entirety and replaced in full with the following, which sentence shall read in its entirety as follows:

          Trustee Appointed Attorney-in-Fact.    The Trustee shall take any action required or permitted to be taken by the trustee under the Collateral Agreements if directed in writing to do so by the Holders of at least 50% in aggregate principal amount of the Securities then outstanding; provided, however, the Trustee is provided the indemnity to which is entitled pursuant to the terms of this Indenture and the Collateral Agreements, and provided further that no action shall be taken which, in the Opinion of Counsel, impairs the enforceability, priority or perfection of the Lien of this Indenture as to the Collateral then subject thereto, unless directed by all Holders. The Issuer hereby authorizes the Trustee to sign and file on the Issuer's behalf all financing statements to the fullest extent permitted by applicable law.

        Section 2.7    Definition of Collateral Agreements.    The definition of Collateral Agreements of the Funding Note Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

          "Collateral Agreements" means any agreements including those executed by the Issuer, TWG, SC98A s.r.o., 21st Century Resorts, a.s., LMJ Slots, s.r.o., LMJ Casino Rozadov, a.s., Atlantic Properties, s.r.o., Trans World Leasing Limited and the Cyprus Entity and/or such other Persons necessary to create a Security Interest in the Collateral to secure repayment of the Obligations.

        Section 2.8    Definitions.    The following terms are deleted as defined terms in Section 1.1 of the Funding Note Indenture.

          "Newco"

          "Substitute Entity"

        Section 2.10    Definition of Capital Stock.    The definition of Capital Stock as set forth in Section 1.1 of the Funding Note Indenture is deleted in its entirety and replaced in full by the following, which shall read in its entirety as follows:

        "Capital Stock" means any and all shares, interests (including ownership interests in limited liability companies incorporated under the laws of the Czech Republic), participations, rights or other

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equivalents (however designated) or corporate stock, whether common or preferred, including, without limitation, partnership interests, membership interests in limited liability companies and ownership interests in joint stock companies.

        Section 2.11    Filing of Financing Statements.    New Section 14.13 is added to the Funding Note Indenture as follows:

        "Section 14.13 Filing Finance Statements. The Trustee shall be permitted, and the Issuer hereby authorizes the Trustee to, execute and/or file from time to time appropriate financing statements (on Form UCC-1 or other appropriate form under the Uniform Commercial Code as in effect in the various relevant states) in the relevant filing offices in order to perfect a security interest in all Collateral which is, or may be, perfected by the filing of such financing statements."

        Section 2.12    Global Amendment.    To the extent necessary, all other terms of the Funding Note Indenture shall be deemed amended to reflect the requirement that one hundred percent (100%) of the Issuer's interest in SC98A s.r.o. (regardless of how that interest is defined under applicable law) shall become Collateral to secure repayment of the Obligations and that the pledge thereof shall be effective even if made only in a manner different than the pledge of other Collateral. Further, because the method of granting a Security Interest in Collateral may vary depending on the nature of Collateral, a reference in the Indenture which requires that the pledge be made in a particular manner which may not be effective (for example, should the Indenture require a pledge to the Securityholder and the Trustee, when applicable law requires a pledge to the Securityholder) shall not release the Issuer from it obligation to make the pledge in the appropriate manner.

ARTICLE III

MISCELLANEOUS

        Section 3.1.    Ratification and Reaffirmation.    The Issuer and Trustee hereby ratify and reaffirm all the terms and conditions of the Indenture, as specifically amended and supplemented by this Supplemental Indenture, and each hereby acknowledges that the Indenture remains in full force and effect, as so amended and supplemented.

        Section 3.2.    Execution and Counterparts.    This Supplemental Indenture may be executed in several counterparts, all of which shall constitute one and the same instrument and each of which shall be, and shall be deemed to be, an original.

        Section 3.3    Effectiveness.    This Supplemental Indenture shall only become effective in the event the Third Supplemental Trust Indenture to the Primary Indenture, dated as of the date hereof, shall become effective.

        The Issuers will deliver a letter or certificate to the Trustee in which such persons will certify to the Trustee that the foregoing conditions have been met and that this Supplement is effective. The consenting Securityholders will execute this document solely to signify their consent to this Supplemental Indenture and to make the representation and warranty to the Trustee as contained in such consent.

        Section 3.4 Construction.    It is the intent of the parties hereto that the provisions of this Supplemental Indenture be consistent and not conflict with, and such provisions shall be construed and interpreted as being consistent and not in conflict with, the Funding Note Indenture, the supplements thereto, and the other agreements executed and delivered in connection therewith, including, but not limited to, all the Collateral Agreements (collectively, the "Transaction Documents"). If there are any such inconsistent or conflicting provisions, such provisions shall be deemed amended so as not to be inconsistent or in conflict with the terms of the Transaction Documents, and in no event shall any such inconsistent or conflicting provisions create a Default or an Event of Default. Further, nothing

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contained herein shall be construed as disturbing or affecting the Liens previously or hereafter granted to the Trustee and/or TWG Finance in the Transaction Documents in respect of Collateral, the intent of the parties hereto being to create and perfect, and to permit the creation and perfection of, a security interest in Collateral consisting of one hundred percent (100%) of the Capital Stock of SC98A, s.r.o.

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        IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Supplemental Indenture to be signed on their behalf by their duly authorized representative, all as of the date first hereinabove written.

TWG INTERNATIONAL U.S. CORPORATION
By:
Name:	Rami S. Ramadan
Title:	Chief Executive Officer

[This space intentionally left blank.]

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Consent of Security Holders:

        The below designated sole Security holder of the Funding Note and the holders of a majority of the principal amount of the Primary Notes outstanding on the date hereof, respectively, by their execution hereof, consent to the Third Supplemental Trust Indenture. By the execution hereof, Value Partners, Ltd. represents and warrants to the Trustee that it is the holder of a majority of the principal amount of Primary Notes outstanding on the date hereof.

TWG FINANCE CORP.
By:
Name:	Rami S. Ramadan
Chief Executive Officer
VALUE PARTNERS, LTD.
By:
Name:	Timothy G. Ewing
Managing Partner of Ewing & Partners General Partner of Value Partners, Ltd.
U.S. TRUST COMPANY OF TEXAS, N.A., AS TRUSTEE
By:
Name:	John Stohlmann
Title:	Vice President

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QuickLinks

FIRST SUPPLEMENTAL TRUST INDENTURE TWG INTERNATIONAL U.S. CORPORATION, ISSUER
ARTICLE I DEFINITIONS AND STATUTORY AUTHORITY
ARTICLE II AMENDMENTS TO FINANCE INDENTURE
ARTICLE III MISCELLANEOUS
SECOND SUPPLEMENTAL TRUST INDENTURE
TWG INTERNATIONAL U.S. CORPORATION, ISSUER
ARTICLE I
DEFINITIONS AND AUTHORITY
ARTICLE II
AMENDMENTS TO FINANCE INDENTURE
ARTICLE III
AUTHORIZATION AND TERMS OF ADDITIONAL SECURITIES
ARTICLE IV
MISCELLANEOUS
CONSENT OF THE SECURITYHOLDER
REVERSE OF SECURITY TWG INTERNATIONAL U.S. CORPORATION 12% Senior Secured Note Due March 17, 2005, Series 1999
ASSIGNMENT FORM
THIRD SUPPLEMENTAL TRUST INDENTURE TWG INTERNATIONAL U.S. CORPORATION, ISSUER
ARTICLE I DEFINITIONS AND STATUTORY AUTHORITY
ARTICLE II AMENDMENTS TO FUNDING NOTE INDENTURE
ARTICLE III MISCELLANEOUS